                                                                  Exhibit 10.2


                       FOURTH AMENDMENT TO LEASE AGREEMENT

         FOURTH AMENDMENT TO LEASE AGREEMENT (the "Fourth Amendment") dated as of June 30, 2004 among and between Wells Fargo Bank Northwest, N.A. (formerly known as First Security Bank, N.A.), not in its individual capacity except as expressly set forth in the Agency Agreement, but solely as Trustee under the Owner Trust Agreement dated as of October 21, 1998 (the "Lessor") and Genzyme Corporation, as successor-by-merger to GelTex Pharmaceuticals, Inc. (the "Lessee").

         Reference is made to the Lease Agreement dated as of October 21, 1998, among and between the Lessor and GelTex Pharmaceuticals, Inc., pursuant to which the Lessee leases from the Lessor a certain parcel of land located in Waltham, Massachusetts, described in Exhibit A to the Lease Agreement, together with all buildings, structures, improvements, fixtures, other real or personal property described in the Lease Agreement and all easements, rights and appurtenances thereto, as amended by that certain First Amendment to the Lease Agreement dated March 31, 1999, that certain Second Amendment to the Lease Agreement dated December 31, 2002 and that certain Third Amendment to the Lease Agreement (the "Third Lease Amendment") dated January 14, 2004 (the "Lease Agreement"). Capitalized terms used in this Fourth Amendment have the meanings given such terms in the Lease Agreement, as amended hereby, except as provided otherwise herein.

         The Lessee has requested that Lessor, Fleet Real Estate, Inc. and Fleet National Bank (together, with Fleet Real Estate, Inc., "Fleet") agree to certain modifications in the Basic Rent, and to certain other changes in the terms of the Lease Agreement.

1.       Amendments.

         1.1. SECTION 15A(d). Section 15A(d) of the Lease Agreement is hereby amended to delete the word "and" immediately before "Section 22(a)(x)" and to insert ", and Section 5 of Schedule B" immediately after "Section 22(a)(x)."

         1.2. SECTION 15A(e). Section 15A(e) of the Lease Agreement is hereby stricken and deleted in its entirety. The parties confirm that Section 15A(e) of the Lease Agreement, containing definitions replaced by those contained in
Section 15A(d), was intended to be deleted in the Third Lease Amendment.

         1.3. SECTION 31. CERTAIN DEFINITIONS. The definition of "Advance" in
Section 31 of the Lease Agreement is hereby stricken and deleted in its entirety and replaced with the following in lieu thereof:

              "ADVANCES means the Lessor Advances, as defined in the Agency Agreement."

         1.4. SECTION 5 OF SCHEDULE B. Section 5 ("Definitions") of Schedule B ("Basic Rent") of the Lease Agreement is hereby stricken and deleted in its entirety and replaced with the following in lieu thereof:

              "5. DEFINITIONS. All capitalized terms used in Schedule B have the meanings given such terms in Sections 15A(d) and Section 31 of the Lease Agreement, except as provided otherwise herein.

                       ADJUSTED LIBOR means for any LIBOR Period, an
              interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lessor and Fleet to be equal to the rate specified in the definition of `LIBOR' in this Section 5 for the LIBOR Period divided by 1 minus the LIBOR Reserve Percentage (if any) for such LIBOR Period.

                       APPLICABLE MARGIN means, for any period during which
              the Lessee has a Debt Rating as set forth below, the percentage set forth below opposite such period under the caption "APPLICABLE MARGIN":

          ----------------------------------------------------------------------------------------------------
                   DEBT RATING (BY STANDARD & POOR'S AND
                  MOODY'S INVESTORS SERVICE, RESPECTIVELY)                       APPLICABLE MARGIN
          ----------------------------------------------------------------------------------------------------
          Level I: if equal to or greater than either A- or A3                       0.375%
          ----------------------------------------------------------------------------------------------------
          Level II: if less than both A- and A3, but equal to or                     0.475%
          greater than either BBB+ or Baa1
          ----------------------------------------------------------------------------------------------------
          Level III: if less than both BBB+ and Baa1, but equal                      0.550%
          to or greater than either BBB or Baa2
          ----------------------------------------------------------------------------------------------------
          Level IV: if less than both BBB and Baa2, but equal to                     0.750%
          or greater than either BBB- or Baa3
          ----------------------------------------------------------------------------------------------------
          Level V: if less than both BBB- and Baa3, but equal to                     1.000%
          or greater than either BB+ or Ba1
          ----------------------------------------------------------------------------------------------------
          Level VI: if less than both BB+ and Ba1                                    1.500%
          ----------------------------------------------------------------------------------------------------

              PROVIDED, HOWEVER, that:

                  (i) (A) in the event of a split rating by Standard & Poor's and Moody's Investors Service with respect to the same Long Term Senior Debt where such ratings differ only by one level, the higher rating shall determine the Applicable Margin;

                           (B) in the event of a split rating by the two rating agencies with respect to the same Long Term Senior Debt where such ratings differ by more than one level, the rating level that is one level above the lower level shall determine the Applicable Margin;

                           (C) in the event that only one of the two rating agencies issues a Debt Rating, such rating shall determine the Applicable Margin;

                           (D) in the event that different types or series of Long Term Senior Debt have different Debt Ratings, the Long Term Senior Debt with the highest Debt Ratings will be used to determine the Applicable Margin;

                           (E) determinations of the Applicable Margin, and any resulting adjustment of the effective interest rate, shall be made on the same Business Day as any such change in the Debt Rating (the "ADJUSTMENT DATE") and shall remain in effect until the next Adjustment Date, and all adjustments shall take effect on the applicable Adjustment Date; and

                           (F) in the event that Standard & Poor's and Moody's Investors Service and any Successor Rating Agency cease to issue Debt Ratings, Lessor, Fleet and the Lessee shall commence negotiations in good faith to agree on a new methodology for determining the Applicable Margin and until such new methodology has been agreed to in writing by the Lessee, Lessor and Fleet, the Applicable Margin shall be at the highest level set forth above; and PROVIDED, FURTHER, in the event that there is a Successor Rating Agency or there is a change in rating terminology by Standard & Poor's or Moody's Investor Service, each of the Lessee, Lessor and Fleet shall agree as to the amendment of the table set forth above taking into account the explanation of such new rating terminology by Standard & Poor's, Moody's Investors Service or such Successor Rating Agency, as the case may be, and its comparability to the Debt Ratings set forth in the table above; and

                  (ii) So long as the Credit Agreement is in effect:

                           (A) at all times that outstanding Credit Facility Loans exceed 50% of the aggregate amount of the Credit Facility Commitments AND as to which Levels I, II or III apply, the Applicable Margin shall equal the sum of the percentage set forth above opposite such period, PLUS 0.125%;

                           (B) at all times that outstanding Credit Facility Loans exceed 50% of the aggregate amount of the Credit Facility Commitments

                           AND as to which Level IV or Level V applies, the Applicable Margin shall equal the sum of the percentage set forth above opposite such period, PLUS 0.250%; and

                           (C) at all times that outstanding Credit Facility Loans exceed 50% of the aggregate amount of the Credit Facility Commitments AND as to which Level VI applies, the Applicable Margin shall equal the sum of the percentage set forth above opposite such period, PLUS 0.500%.

                       BUSINESS DAY means any day on which commercial banks
              are not authorized or required to close in Boston, Massachusetts that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                       CREDIT AGREEMENT means that certain Credit Agreement
              dated as of December 10, 2003 among the Lessee, the Subsidiary Guarantors party thereto, the Lenders party thereto, Fleet National Bank as Administrative Agent, ABN AMRO Bank N.V. as Syndication Agent and the Bank of Nova Scotia, Citizens Bank of Massachusetts and Wachovia Bank, National Association as co-Documentation Agents, or any restatement, replacement, restructuring, substitution, amendment or refinancing thereof.

                       CREDIT FACILITY COMMITMENTS means the Commitments,
              as defined in the Credit Agreement.

                       CREDIT FACILITY LOANS means the Loans, as defined in
              the Credit Agreement.

                       DEBT RATING means at all relevant times of reference
              thereto, the rating issued from time to time (whether on a preliminary basis or otherwise) by Standard & Poor's or Moody's Investors Service or such other rating service or services as the Lessee may designate from time to time with the consent of Fleet (each a "Successor Rating Agency") with respect to unsecured Indebtedness of the Lessee not maturing within twelve (12) months, the repayment obligations of the Lessee thereunder are not supported or otherwise enhanced by any other Person (including, without limitation, supported by any letter of credit or other instrument, agreement or document issue by any other Person) and not subordinated by its terms in right of payment to other unsecured Indebtedness of the Lessee (such Indebtedness, the "Long Term Senior Debt").

                       DOLLARS means lawful money of the United States.

                       LIBOR means for any LIBOR Period therefor, the
              simple average (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by Lessor and Fleet, of the rates per annum which appear on the Dow Jones Markets page 3750 as of 11:00 a.m. London time on the day that is two Business Days prior to the first day of such LIBOR Period (provided, that if the rate described above does not appear on the Dow Jones Markets on any applicable interest determination date, then at the rates per annum quoted to Lessor and Fleet at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such LIBOR Period for the offering by leading banks in the London interbank market) of Dollar deposits having a term comparable to such LIBOR Period to be made by Fleet for such LIBOR Period.

                       LIBOR INTEREST SETTING DATE means, with respect to
              any LIBOR Period, the date that is two Business Days before the first day of such LIBOR Period.

                       LIBOR PERIOD means the period commencing on and
              including the funding date of such advance and ending on the last Business Day of such calendar month, and thereafter the period commencing on the last day of the immediately preceding LIBOR Period and having a term co-equal with the term of all prior LIBOR Periods; PROVIDED, THAT, notwithstanding the foregoing:

                           (i) each LIBOR Period that would otherwise end on a
                  day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day);

                           (ii) for purposes of calculating the Equity Return
                  for any LIBOR Period, such a calculation shall include the first day, but exclude the last day, of any such LIBOR Period;

                           (iii) for any LIBOR Period that begins on the last
                  Business Day of a calendar month (or a day for which there is no corresponding day in the calendar month at the end of the LIBOR Period) shall end on the last Business Day of the calendar month at the end of such LIBOR Period; and

                           (iv) each LIBOR Period shall be for a one, two,
                  three, six or nine month period (except for LIBOR Periods beginning on a funding date).

                       LIBOR RATE means, with respect to each applicable
              LIBOR Period, the Adjusted LIBOR applicable to such LIBOR Period.

                       LIBOR RESERVE PERCENTAGE means, for any LIBOR
              Period, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such LIBOR Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which LIBOR is to be determined or (ii) any category of extensions of credit or other assets that includes Advances made by Fleet.

                       LONG TERM SENIOR DEBT shall have the meaning given
              such term in the definition of `Debt Rating' herein.

                       SUCCESSOR RATING AGENCY shall have the meaning given
              such term in the definition of `Debt Rating' herein."

2. REPRESENTATIONS AND WARRANTIES. In order to induce the Lessor to enter into and Fleet to consent to this Fourth Amendment, the Lessee makes the following representations and warranties, all of which shall survive the execution and delivery of this Fourth Amendment:

                  (a) The Lessee has all requisite corporate power and authority to execute, deliver and perform its obligations under this Fourth Amendment and under the Lease Agreement, as amended hereby. This Fourth Amendment has been duly authorized, executed and delivered by the Lessee, and does not conflict with, violate or result in a breach of or require any consent under (i) any applicable law or regulation or any of the terms of the charter or by-laws of the Lessee, or (ii) any agreement or instrument to which the Lessee or any Subsidiary is a party or to which any of them or their Property is bound or to which any of them is subject; except to the extent, with respect to the foregoing clause (ii), any such conflict, violation, or breach, or the failure to have any such consent, (x) could not reasonably be expected (either individually or in the aggregate) to have a material adverse effect and (y) does not and will not result in any liability of the Lessor. This Fourth Amendment and the Lease Agreement, as amended hereby, constitute the legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms.

                  (b) On the date hereof each of the representations and warranties in the Lease Agreement are true, accurate and complete in all material respects (other than those representations and warranties made as of a specific date, which were true, accurate and complete in all material respects as of such specific date).

                  (c) Upon the execution and delivery of this Fourth Amendment, and the satisfaction of each of the conditions precedent set forth in
         Section 3 of this Fourth Amendment, no Default or Event of Default shall exist and be continuing.

3. CONDITIONS PRECEDENT. The agreements contained herein and the amendments contemplated hereby shall become effective when the Lessee and Lessor shall have executed this Fourth Amendment and when each of the following conditions shall have been fulfilled (the "Effective Date"):

                  (a) EXECUTION OF DOCUMENTS, ETC. This Fourth Amendment and any other agreements, documents and instruments to be executed and/or delivered in connection herewith (collectively the "Fourth Amendment Documents") shall have been duly and properly authorized and executed by: the Lessee, Lessor and Fleet and shall be in full force and effect on and as of the Effective Date of this Fourth Amendment and all representations and warranties of the Lessee hereunder shall continue to be true, accurate and complete.

                  (b) PROCEEDINGS; RECEIPT OF DOCUMENTS. All requisite corporate action and proceedings of the Lessee in connection with the execution and delivery of this Fourth Amendment shall be satisfactory in form and substance to the Lessor and Fleet and their respective counsel, and Lessor and Fleet and their respective counsel shall have received all information and copies of all documents, including without limitation, records of requisite corporate action and proceedings that the Lessor or Fleet or their respective counsel may have requested in connection therewith, such documents where requested by the Lessor or Fleet or their respective counsel to be certified by appropriate persons or governmental authorities.

                  (c) MATERIAL LITIGATION. There shall be no pending or, to the best knowledge of the Lessee, threatened litigation with respect to the Lessee before any court, arbitrator or governmental or administrative body or agency that challenges or relates to (i) the lending transactions contemplated hereby or (ii) the Operative Documents.

4. REAFFIRMATION AND RATIFICATION OF EXISTING AGREEMENTS, ETC. The Lessee is the successor-by-merger to GelTex Pharmaceuticals, Inc. pursuant to a Merger Agreement between GelTex Pharmaceuticals, Inc. and the Lessee effective as of April 1, 2003 and as a result thereof: (i) reaffirms and ratifies all the obligations to the Lessor and Fleet, in respect of the Lease Agreement, as hereby amended, and the other Operative Documents; (ii) certifies that there are no defenses, offsets or counterclaims to such obligations as of the date hereof;
(iii) expressly acknowledges its continuing liability pursuant thereto; (iv) agrees that each of the Lease Agreement, as hereby amended, and the other Operative Documents shall remain in full force and effect, enforceable against the Lessee in accordance with its terms; and (v) Lessee, Lessor and Fleet acknowledge and confirm that that certain Guaranty executed by Lessee on December 14, 2000, as amended by that certain First Amendment to Guaranty dated as of June 30, 2001, is no longer in effect.

5. MISCELLANEOUS.

                  (a) This Fourth Amendment may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement.

                  (b) This Fourth Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof).

                  (c) The headings of the several sections of this Fourth Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Fourth Amendment.

                  (d) This Fourth Amendment embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiation, agreements and understandings relating to such subject matter.

                  (e) This Fourth Amendment shall be deemed to be an Operative Document under the Lease Agreement.

                  (f) EACH OF THE LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH AMENDMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (g) The Lessee shall pay on demand the reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred by the Lessor or Fleet in connection with the negotiation, documentation, administration and enforcement of this Fourth Amendment.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Fourth Amendment has been duly executed and delivered as a sealed instrument at Boston, Massachusetts as of the date first above written.

                              LESSOR:


                              WELLS FARGO BANK  NORTHWEST,  N.A.
                              (formerly  known as FIRST SECURITY BANK,
                              N.A. not in its individual capacity except as expressly set forth herein, but solely as Trustee under the Owner Trust Agreement dated as of October 21, 1998

                              By: /s/ VAL T. ORTON
                                  -----------------------------------------
                                  Name:  Val T. Orton
                                  Title: Vice President


                              LESSEE:


                              GENZYME CORPORATION


                              By: /s/ EVAN M. LEBSON
                                  -----------------------------------------
                                  Name:  Evan M. Lebson
                                  Title: Vice President, Treasurer

                              AGREED AND ACCEPTED:


                              FLEET NATIONAL BANK


                              By: /s/ RICHARD C. HARDISON
                                  -----------------------------------------
                                  Name:  Richard C. Hardison
                                  Title: Vice President


                              FLEET REAL ESTATE, INC.


                              By: /s/ J.C. HART
                                  -----------------------------------------
                                  Name:  J.C. Hart
                                  Title: President